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TABLE OF CONTENTS
TABLE OF CONTENTS 2

CALCULATION OF REGISTRATION FEE

Title of Securities Registered	Amount Registered	Aggregate Price Per Unit	Aggregate Offering Price	Registration Fee

6.375% Senior Notes due 2018	$450,000,000	99.899%	$449,545,500

7.00% Senior Notes due 2038	$300,000,000	99.459%	$298,377,000

Total			$747,922,500	$29,393.36

File Pursuant to Rule 424(b)(2)
Registration No. 333-151838

        PROSPECTUS SUPPLEMENT
(To prospectus dated June 23, 2008)

Cameron International Corporation

$450,000,000 6.375% Senior Notes due 2018
$300,000,000 7.00% Senior Notes due 2038

        We are offering $450,000,000 aggregate principal amount of 6.375% Senior Notes due 2018, which we refer to as the "2018 notes," and $300,000,000 aggregate principal amount of 7.00% Senior Notes due 2038, which we refer to as the "2038 notes" and, together with the 2018 notes, as the "notes." The 2018 notes will mature on July 15, 2018, and the 2038 notes will mature on July 15, 2038. We may redeem some or all of the notes of any series at any time at the applicable redemption price described beginning on page S-11 of this prospectus supplement, which includes a make-whole premium.

        The notes are unsecured and rank equally with all other senior indebtedness of Cameron International Corporation.

        Investing in the notes involves certain risks. See "Risk Factors" beginning on page S-6 of this prospectus supplement.

        The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	2018 Notes		2038 Notes
	Per Note	Total	Per Note	Total
Public offering price(1)	99.899%	$449,545,500	99.459%	$298,377,000
Underwriting discount	0.650%	$2,925,000	0.875%	$2,625,000
Proceeds to Cameron International Corporation (before expenses)	99.249%	$446,620,500	98.584%	$295,752,000

(1)
The public offering price does not include accrued interest, if any, on the notes from June 26, 2008 to the date of delivery.

        The underwriters expect to deliver the notes in book entry form only, through the facilities of The Depository Trust Company, Clearstream or the Euroclear System against payment on or about June 26, 2008.

Joint Book-Running Managers

JPMorgan	Morgan Stanley	UBS Investment Bank

Senior Co-Managers

DnB NOR Markets, Inc.	Greenwich Capital Markets, Inc.	Mitsubishi UFJ Securities

Co-Managers

BBVA Securities Inc.	Citi	Standard Chartered Bank	UniCredit Capital Markets, Inc.

The date of this prospectus supplement is June 23, 2008.

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of notes and certain terms of the notes. The second part is the accompanying prospectus, which describes certain terms of the indenture under which the notes will be issued and which gives more general information, some of which may not apply to this offering of notes. If the information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with additional or different information. We are not making an offer to sell these notes in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus or any such free writing prospectus is accurate as of any date other than the date on the front of this document or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since these dates.

i

SUMMARY

        This summary highlights information from this prospectus supplement and the accompanying prospectus to help you understand our business and the notes. It does not contain all of the information that is important to you. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference for a more complete understanding of this offering and our business. You should also read "Risk Factors" beginning on page S-6 of this prospectus supplement, in addition to the risks to our business described under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, which are incorporated by reference herein, for more information about important risks that you should consider before making a decision to purchase any notes in this offering.

        As used in this prospectus supplement, "Cameron," "us," "we," "our," and like terms refer to Cameron International Corporation together with its subsidiaries, except where the context otherwise requires or as otherwise indicated.

Cameron International Corporation

        Cameron designs, manufactures, markets and services equipment used by the oil and gas industry and industrial manufacturing companies. We are a leading international manufacturer of oil and gas pressure control and separation equipment, including valves, wellheads, controls, chokes, blowout preventers and assembled systems for oil and gas drilling, production and transmission used in onshore, offshore and subsea applications and provide oil and gas separation, metering and flow measurement equipment. We also are a manufacturer of centrifugal air compressors, integral and separable gas compressors and turbochargers. We operate internationally and have manufacturing plants and service centers in numerous locations worldwide.

        Our common stock is traded on the New York Stock Exchange under the symbol "CAM." Our principal executive offices are located at 1333 West Loop South, Houston, Texas 77027, and our telephone number at that location is (713) 513-3300.

THE OFFERING

        The summary below describes the principal terms of the notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes.

Issuer	Cameron International Corporation
Securities Offered	$450,000,000 aggregate principal amount of 6.375% Senior Notes due 2018.
$300,000,000 aggregate principal amount of 7.00% Senior Notes due 2038.
Maturity Dates	July 15, 2018, for the 2018 notes.
July 15, 2038, for the 2038 notes.
Interest Rates	The 2018 notes will bear interest at 6.375% per annum.
The 2038 notes will bear interest at 7.00% per annum.
All interest on the notes will accrue from the settlement date.
Interest Payment Dates	Interest on the notes will be paid in cash semi-annually in arrears on and of each year, beginning January 15, 2009.
Use of Proceeds
We expect to receive aggregate net proceeds of approximately $741,272,500 million from the sale of the notes to the underwriters after deducting the underwriters' discount and other offering expenses payable by us. We will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include acquisitions, repurchases and conversions of our common stock and convertible debt securities, additional working capital needs, capital expenditures and repayment and refinancing of other indebtedness. We may initially invest those funds in marketable securities or use them to repay short-term indebtedness until they are used for their stated purpose.
Ranking	The notes of each series will:
• be senior unsecured obligations of Cameron International Corporation;
•
rank equally in right of payment with all of our other existing and future unsecured and unsubordinated debt, including the notes of the other series and all other series of debt securities issued under the indenture relating to the notes;
•
effectively rank junior to (i) any secured debt of Cameron International Corporation, to the extent of the collateral securing that debt, and (ii) all existing and future indebtedness and other liabilities of the subsidiaries of Cameron International Corporation; and
• rank senior in right of payment to all future subordinated debt of Cameron International Corporation.

We conduct a substantial portion of our business through our subsidiaries. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities of the subsidiaries of Cameron International Corporation, including trade payables. As of March 31, 2008, we had $923.5 million of consolidated indebtedness outstanding, of which $174.3 million represents indebtedness of the subsidiaries of Cameron International Corporation to unaffiliated third parties.

The indenture for the notes does not limit the amount of unsecured debt that we may incur. The indenture contains restrictions on our ability to incur secured debt unless the same security is also provided for the benefit of holders of the notes of each series.
Optional Redemption
We may redeem the notes of any series before their maturity in whole, at any time, or in part, from time to time, prior to maturity, at a redemption price that includes accrued and unpaid interest and a make-whole premium.
For a more complete description of the redemption provisions of each series of notes, please read "Description of the Notes—Optional Redemption."
Repurchase at the Option of Holders Upon a Change of Control Repurchase Event
If we experience a "Change of Control Repurchase Event" (as defined in "Description of the Notes—Definitions"), we will be required, unless we have exercised our right to redeem the notes, to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.
Certain Covenants
The indenture covenants include limitations on, among other things, our ability to incur or place liens on our assets and those of our subsidiaries without securing the notes equally and ratably with the other indebtedness secured by such liens and to engage in certain sale-leaseback transactions, in each case subject to exceptions. The indenture also includes requirements that must be met if we consolidate or merge with, or sell, convey, transfer or lease all or substantially all of our assets to, another entity. See "Description of Debt Securities—Certain Covenants" in the accompanying prospectus.

Risk Factors
Investing in the notes involves risks. You should carefully consider the risk factors discussed under the heading "Risk Factors" beginning on page S-6 of this prospectus supplement, in addition to the risks described under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the notes.
Listing	We will not list the notes for trading on any securities exchange.
Governing Law	The notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA

        The following tables set forth summary consolidated historical financial data as of and for each of the three years ended December 31, 2007, 2006 and 2005 and the three months ended March 31, 2008 and 2007. This data was derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 and from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2008, each of which is incorporated by reference herein. The financial data below should be read together with, and is qualified in its entirety by reference to, our historical consolidated financial statements and the accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" which are set forth in such Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

	Three Months Ended March 31,		Year Ended December 31,
	2008	2007	2007	2006	2005
	($ in thousands, except per share data)
Statement of Operations Data:
Revenues	$1,339,254	$997,050	$4,666,368	$3,742,907	$2,517,847

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	965,359	693,916	3,242,238	2,601,072	1,796,277
Selling and administrative expenses	157,346	126,103	577,588	528,568	381,267
Depreciation and amortization	31,906	25,851	109,774	101,350	78,398
Interest income	(6,143)	(10,984)	(30,745)	(26,939)	(13,060)
Interest expense	4,989	6,774	23,313	20,677	11,953
Charge for pension plan termination	—	—	35,725	—	—
Acquisition integration costs	—	—	—	29,578	—

Total costs and expenses	1,153,457	841,660	3,957,893	3,254,306	2,254,835

Income before income taxes	185,797	155,390	708,475	488,601	263,012
Income tax provision	(59,455)	(54,386)	(207,615)	(170,785)	(91,882)

Net income	$126,342	$101,004	$500,860	$317,816	$171,130

Earnings per common share:
Basic	$0.58	$0.45	$2.28	$1.40	$0.77
Diluted	$0.55	$0.44	$2.16	$1.36	$0.76
Balance Sheet Data (at end of period):
Total assets	$5,001,541	$4,372,239	$4,730,819	$4,350,750	$3,098,562
Long-term debt	$745,028	$745,751	$745,128	$745,408	$444,435
Stockholders' equity	$2,182,277	$1,717,622	$2,094,964	$1,741,439	$1,594,763

RISK FACTORS

        If you purchase our notes, you will take on financial risk. Before buying our notes in this offering, you should carefully consider the risks relating to an investment in the notes described below, as well as other information contained in this prospectus supplement and the accompanying prospectus. Additionally, you should carefully consider the risks to our business described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, in particular the risks described in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008. These risks could result in the loss of all or part of your investment.

Risks Related to the Notes

The notes do not restrict our ability to incur additional debt or to take other actions that could negatively impact holders of the notes.

        Neither we nor our subsidiaries are restricted under the terms of the notes from incurring additional indebtedness. In addition, the limited covenants applicable to the notes do not require us or our subsidiaries to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability and the ability of our subsidiaries to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due. In addition, neither we nor our subsidiaries are restricted by the terms of the notes from repurchasing common stock or any subordinated indebtedness that we may incur in the future.

The notes have no established trading market or history, and you may not be able to sell the notes.

        The notes will constitute a new issue of securities with no established public market. Although the underwriters have indicated that they intend to make a market in the notes, they are not obligated to do so and any of their market making activities may be terminated or limited at any time. In addition, although we have registered the offer and sale of the notes under the Securities Act of 1933, we do not intend to apply for a listing of the notes on any securities exchange or interdealer quotation system. As a result, there can be no assurance as to the liquidity of markets that may develop for the notes, the ability of noteholders to sell their notes or the prices at which notes could be sold.

        The notes may trade at prices that are lower than their initial purchase price depending on many factors, including prevailing interest rates and the markets for similar securities. The liquidity of trading markets for the notes may also be adversely affected by general declines or disruptions in the markets for debt securities. Those market declines or disruptions could adversely affect the liquidity of and market for the notes independent of our financial performance or prospects. An active market for the notes may not develop or, if developed, may not continue. In the absence of an active trading market, you may not be able to sell the notes within the time or at the price you desire.

To service our indebtedness, we will use a significant amount of cash. Our ability to generate cash to service our indebtedness depends on many factors beyond our control.

        Our ability to make payments on our indebtedness, including these notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This ability, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that cash flow generated from our business and future borrowings under our credit facility will be sufficient to enable us to pay our indebtedness, including these notes, and to fund our other liquidity needs.

Although the notes are referred to as "senior notes," they will be effectively subordinated to certain of our debt and to existing and future debt and other obligations of our subsidiaries.

        The notes are unsecured and, therefore, will be effectively subordinated to any of our future secured debt to the extent of the value of the assets securing that indebtedness. Although the indenture with respect to the notes limits our ability to incur secured debt, if we default on the notes, become bankrupt, liquidate or reorganize, any secured creditors could use our collateral to satisfy their secured debt before you would receive any payment on the notes. If the value of the collateral is not sufficient to pay any secured debt in full, our secured creditors would share the value of our other assets, if any, with you and the holders of other claims against us that rank equally with the notes. In addition, under the terms of our credit agreement and the indentures governing our convertible debt securities, a default by Cameron International Corporation or certain of our subsidiaries in the payment of debt, or the occurrence of certain bankruptcy events with respect to certain of our subsidiaries, may trigger an acceleration of the debt outstanding under those agreements, but such events would not constitute an event of default with respect to the notes.

        Because the notes are obligations of Cameron International Corporation and are not guaranteed by any of our subsidiaries, they are also effectively subordinated to any existing or future debt or other obligations of our subsidiaries.

We conduct a significant portion of our operations through our operating subsidiaries, and none of our subsidiaries will guarantee the notes.

        We conduct a significant portion of our operations through our operating subsidiaries. Distributions or advances from our subsidiaries are a source of funds to meet our debt service obligations, including payments on the notes. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries. None of our subsidiaries will guarantee the notes, and they will have no obligation to make payments on the notes or to make funds available for that purpose.

We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of specific kinds of change of control events, unless we have exercised our right to redeem the notes, each holder of notes will have the right to require us to repurchase all or any part of such holder's notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. In such event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See "Description of the Notes—Repurchase at the Option of Holders Upon Change of Control Repurchase Event."

        Our obligation to make a change of control offer is limited to the transactions specified in "Description of the Notes—Repurchase at the Option of Holders Upon Change of Control Repurchase Event." We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the notes, but that could increase the amount of our indebtedness outstanding at such time or otherwise materially adversely affect our capital structure or our ability to make payments on the notes.

USE OF PROCEEDS

        We expect to receive aggregate net proceeds of approximately $741,272,500 million from the sale of the notes to the underwriters after deducting the underwriters' discount and other offering expenses payable by us. We expect to use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include acquisitions, repurchases and conversions of our common stock and convertible debt securities, additional working capital needs, capital expenditures and repayment and refinancing of other indebtedness. We may initially invest those funds in marketable securities or use them to repay short-term indebtedness until they are used for their stated purpose.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

Credit Facility

        On April 14, 2008, we entered into a new $585,000,000 five-year multi-currency revolving credit facility, expiring April 14, 2013, subject to certain extension provisions. The credit facility also allows for the issuance of letters of credit up to $350,000,000. We have the right to request an increase in the aggregate commitments under the facility to $1,000,000,000 and may request three one-year extensions of the maturity date of the facility, all subject to lender approval. The facility allows us and certain of our subsidiaries to borrow funds, based on our current debt rating, at the London Interbank Offered Rate plus 40 basis points (including a facility fee) and, if aggregate outstanding credit exposure exceeds one-half of the total facility amount, an additional 10-basis-point fee is incurred. At our option, we may also borrow at other specified rates as defined in the credit facility. The agreement provides for facility and utilization fees and requires that we maintain a total debt-to-total capitalization ratio of 60% or less during the term of the agreement.

2.50% Convertible Senior Notes Due 2026

        On May 23, 2006, we issued $500,000,000 of twenty-year senior convertible debentures, due June 15, 2026, that pay interest semi-annually at a rate of 2.5% on each June 15 and December 15, beginning December 15, 2006 (the 2.5% Convertible Debentures). We have the right to redeem the 2.5% Convertible Debentures at any time on or after June 20, 2011, at 100% of the principal amount plus accrued and unpaid interest. Holders may require us to repurchase all or a portion of the 2.5% Convertible Debentures on June 15 of 2011, 2016 and 2021, or at any time we undergo a fundamental change as defined in the relevant indenture, for 100% of the principal amount plus accrued and unpaid interest. Prior to June 15, 2011, holders may also convert their debenture holdings into shares of our common stock at an initial conversion rate of 28.2656 shares of common stock per $1,000 principal amount, or $35.38 per share, only under the following circumstances:

  •
  during any quarter after June 30, 2006, if the closing price of our common stock exceeds 130% of the then-current conversion price for at least 20 consecutive trading days in the 30 consecutive trading day period ending on the last trading day of the immediately preceding quarter;

  •
  during the five business-day period after any five consecutive trading day period in which the trading price per debentures for each day of the period was less than 97% of the product of the last reported sales price of our common stock and the current conversion rate;

  •
  upon the occurrence of specified corporate events; or

  •
  upon our receipt of a notice of redemption.

        Holders may also convert the 2.5% Convertible Debentures into shares of our common stock at any time on or after June 15, 2011, without meeting the above provisions. In either case involving conversion by the holders, we will satisfy in cash any amount due up to and including the principal amount of the debt and accrued but unpaid interest. The portion of the conversion value of the debt in excess of principal may, at our option, be satisfied in either cash or shares of our common stock. The initial conversion rate is subject to adjustment based on certain specified events or in the event we undergo a fundamental change as defined.

1.50% Convertible Senior Debentures Due 2024

        On May 11, 2004, we issued $230,000,000 of twenty-year convertible debentures due 2024 with an interest rate of 1.5%, payable semi-annually on May 15 and November 15 (the 1.5% Convertible Debentures). On June 10, 2004, we sold an additional $8,000,000 of the 1.5% Convertible Debentures. We have the right to redeem the 1.5% Convertible Debentures any time on or after May 15, 2009 at 100% of the principal amount plus accrued and unpaid interest, and the debenture holders have the right to require us to repurchase the debentures on May 15, 2009, May 15, 2014 and May 15, 2019. The 1.5% Convertible Debentures are convertible into our common stock at a rate of 57.9428 shares per debenture, or $17.26 per share. The holders can convert the 1.5% Convertible Debentures into our common stock only under the following circumstances:

  •
  during any quarter in which the sales price of our common stock exceeds 120% of the conversion price for at least 20 consecutive trading days in the 30 consecutive trading day period ending on the last trading day of the immediately preceding quarter;

  •
  during any five consecutive trading day period immediately following any five consecutive trading day period in which the average trading price for the debentures is less than 97% of the average conversion value of the debentures; or

  •
  upon fundamental changes in the ownership of our common stock, which would include a change of control as defined in the relevant indenture.

The 1.5% Convertible Debentures are currently convertible through June 30, 2008, due to the satisfaction of the market price condition in the first bullet point above. As provided in the relevant indenture, we will determine whether the notes will continue to be convertible during fiscal quarters beginning after June 30, 2008, on a quarterly basis.

        We have elected to use the "cash pay" provision with respect to its 1.5% Convertible Debentures for any debentures tendered for conversion or designated for redemption. Under this provision, we will satisfy in cash our conversion obligation for 100% of the principal amount of any debentures submitted for conversion, with any remaining amount to be satisfied in shares of our common stock.

DESCRIPTION OF THE NOTES

        We have summarized below terms and provisions of the notes. However, this summary is not a complete description of all of the terms and provisions of the notes. You should read carefully the section entitled "Description of Debt Securities" in the accompanying prospectus for a description of other material terms of the notes. Each series of notes is a new series of "debt securities" referred to in the accompanying prospectus. The following description supplements and, to the extent inconsistent therewith, replaces, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. In this description, references to "us," "we," "ours," "Cameron" or the "Company" are to Cameron International Corporation and not our subsidiaries or affiliates.

        We will issue each series of notes offered hereby under an indenture dated as of June 26, 2008, which we refer to as the "base indenture," between us, as issuer, and Wells Fargo Bank, National Association, as trustee, as amended and supplemented pursuant to a supplemental indenture applicable to such series of notes. We refer to the base indenture, as amended and supplemented by each such supplemental indenture applicable to each series of notes offered hereby, as the "indenture." We urge you to read the indenture because it, not the summaries below and in the accompanying prospectus, defines your rights. You may obtain a copy of the indenture from us without charge. See the section in this prospectus supplement and the accompanying prospectus entitled "Where You Can Find More Information."

General

        The notes of each series will:

  •
  be our senior unsecured obligations;

  •
  rank equally in right of payment with all of our other existing and future unsecured and unsubordinated debt, including the notes of the other series and all other series of debt securities issued under the indenture relating to the notes;

  •
  effectively rank junior to (i) any of our secured debt, to the extent of the collateral securing that debt, (ii) all existing and future indebtedness and other liabilities of our subsidiaries; and

  •
  rank senior in right of payment to all of our future subordinated debt.

        Subject to the exceptions, and subject to compliance with the applicable requirements, set forth in the indenture, we may discharge our obligations under the indenture with respect to the notes as described under "Description of Debt Securities—Redemption, Sinking Fund and Defeasance" in the accompanying prospectus.

Principal, Maturity and Interest

        Initially, we will issue the 2018 notes in an aggregate principal amount of $450,000,000 million and the 2038 notes in an aggregate principal amount of $300,000,000 million. The notes will be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on (a) July 15, 2018, in the case of the 2018 notes and (b) July 15, 2038, in the case of the 2038 notes. We may issue additional notes of each series from time to time, without the consent of the holders of the notes, in compliance with the terms of the indenture.

        Interest on the notes will:

  •
  accrue at the rate of 6.375% per annum, in the case of the 2018 notes;

  •
  accrue at the rate of 7.00% per annum, in the case of the 2038 notes;

  •
  accrue from the date of issuance or the most recent interest payment date;

  •
  be payable in cash semi-annually in arrears on each January 15 and July 15 , commencing on January 15, 2009;

  •
  be payable to the holders of record on January 1 and July 1 immediately preceding the related interest payment dates;

  •
  be computed on the basis of a 360-day year comprised of twelve 30-day months; and

  •
  be payable, to the extent lawful, on overdue interest to the extent permitted by law at the same rate as interest is payable on principal.

        If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day with the same force and effect as if made on the relevant interest payment date, maturity date or redemption date. Unless we default on a payment, no interest will accrue for the period from and after the applicable interest payment date, maturity date or redemption date.

Payment and Transfer

        Initially, each series of notes will be issued only in global form. Beneficial interests in notes in global form will be shown on, and transfers of interest in notes in global form will be made only through, records maintained by the depositary and its participants. Notes in definitive form, if any, may be presented for registration, exchange or transfer at the office or agency maintained by us for such purpose (which initially will be the corporate trust office of the trustee located at 201 Main Street, Suite 301, Fort Worth, Texas 76102).

        Payment of principal of, premium, if any, and interest on notes in global form registered in the name of The Depository Trust Company's ("DTC") nominee will be made in immediately available funds to DTC's nominee, as the registered holder of such global notes. If any of the notes is no longer represented by a global note, payment of interest on the notes in definitive form may, at our option, be made at the corporate trust office of the trustee indicated above or by check mailed directly to holders at their respective registered addresses or by wire transfer to an account designated by a holder.

        No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable upon transfer or exchange of notes. We are not required to transfer or exchange any note selected for redemption or any other note for a period of 15 days before any mailing of notice of notes to be redeemed.

        The registered holder of a note will be treated as the owner of it for all purposes.

Optional Redemption

        Each series of notes will be redeemable, at our option, at any time in whole, or from time to time in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points (in the case of redemption of the 2018 notes) and 40 basis points (in the case of redemption of the 2038 notes), plus in either case accrued interest thereon to the date of redemption.

        "Treasury Rate" means, with respect to any redemption date applicable to any series of the notes, the rate per annum equal to the semi-annual or equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the applicable redemption date.

        "Comparable Treasury Issue" means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes to be redeemed.

        "Comparable Treasury Price" means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the trustee after consultation with us.

        "Reference Treasury Dealer" means each of J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC or their affiliates which are primary U.S. government securities dealers, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. government securities dealer in the United States (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

        Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Repurchase at the Option of Holders Upon Change of Control Repurchase Event

        If a Change of Control Repurchase Event (as defined below) occurs, unless we have exercised our right to redeem the notes as described above, we will make an offer (a "Change of Control Offer") to each holder of notes to repurchase all or any part (in amounts of $2,000 and integral multiples of $1,000 in excess thereof) of that holder's notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to the date of purchase (the "Change of Control Payment"). Within 30 days following the consummation of any Change of Control Repurchase Event or, at our option, prior to the consummation of any Change of Control (as defined below), but after the public announcement of an impending Change of Control, we will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

        We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 (the "Exchange Act") and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

        On the Change of Control Payment Date, we will, to the extent lawful:

  •
  accept for payment all notes or portions of notes (in amounts of $2,000 and integral multiples of $1,000 in excess thereof) properly tendered pursuant to our Change of Control Offer;

  •
  deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered and not withdrawn; and

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  deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer's certificate stating the aggregate principal amount of notes being purchased by us.

        The paying agent will promptly mail to each holder of properly tendered notes the repurchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 above that amount.

        We will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by us and such third party purchases all notes properly tendered and not withdrawn under its Change of Control Offer. In the event that such third party terminates or defaults on its Change of Control Offer, we will be required to make a Change of Control Offer treating the date of such termination or default by such third party as though it were the date of the Change of Control Repurchase Event.

        We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.

Definitions

        "Below Investment Grade Rating Event" means the rating on the notes is lowered by each of the Rating Agencies and the notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the first public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the consummation of a Change of Control (which period shall be extended following the consummation of a Change of Control so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

        "Change of Control" means the occurrence of any of the following:

          (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, arrangement or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our Subsidiaries taken as a whole to any "person" or "group" (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than us or one or more of our Subsidiaries;

          (2)   the consummation of any transaction or series of related transactions (including, without limitation, any merger, amalgamation, arrangement or consolidation) the result of which is that any "person" or "group" (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than us or one of our Wholly Owned Subsidiaries, becomes the beneficial owner, directly or indirectly, of a majority of our then outstanding Voting Stock, measured by voting power rather than number of shares;

          (3)   we consolidate, amalgamate or enter into an arrangement with, or merge with or into, any Person, or any Person consolidates, amalgamates or enters into an arrangement with, or merges with or into, us, in any such event pursuant to a transaction or series of transactions in which any of our outstanding Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving or resulting Person (including any newly formed holding company that owns or controls at least a majority of the Voting Stock of us or such other Person) immediately after giving effect to such transaction;

          (4)   the first day on which a majority of the members of our Board of Directors is not comprised of Continuing Directors (as defined below); or

          (5)   the adoption of a plan relating to our liquidation or dissolution.

        Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control under clause (2) above if (a) we become a direct or indirect Wholly Owned Subsidiary of a holding company and (b) (y) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock outstanding immediately prior to that transaction or (z) the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the holding company immediately after giving effect to such transaction.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our properties and assets and of those of our subsidiaries taken as a whole to another person or group may be uncertain.

        "Change of Control Repurchase Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

        "Continuing Directors" means, as of any date of determination, any member of the Company's Board of Directors who (1) was a member of such Board of Directors on the date of the issuance of the notes; or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director).

        "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

        "Moody's" means Moody's Investors Service Inc.

        "Rating Agency" means (1) each of Moody's and S&P; and (2) if any of Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Moody's or S&P, as the case may be, and that is reasonably acceptable to the trustee.

        "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc.

        "Voting Stock" means, with respect to any Person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

Ranking and Security

        The notes of each series will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated debt, including the notes of the other series and all other series of debt securities issued under the indenture relating to the notes. The notes will effectively rank junior to (i) any of our secured debt to the extent of the collateral securing that debt and (ii) all existing and future indebtedness and other liabilities of our subsidiaries. The notes will rank senior in right of payment to all of our future subordinated debt.

        As of March 31, 2008, we had an aggregate of $923.5 million of consolidated indebtedness. Of such amount of indebtedness, $749.1 million represents indebtedness of Cameron International Corporation and will rank equally in right of payment with the notes. As of such date, the subsidiaries of Cameron International Corporation had $174.3 million of indebtedness to unaffiliated third parties that will be effectively senior to the notes.

No Sinking Fund

        We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Events of Default

        "Event of Default," when used in the indenture with respect to the notes, will mean any of the events of default described under "Description of Debt Securities—Events of Default" in the accompanying prospectus and will also include any default in the performance, or breach, of the covenant described under the caption, "—Repurchase at the Option of Holders Upon Change of Control Repurchase Event."

        If any event of default with respect to the notes occurs and continues, the trustee or the holders of at least 25% of the outstanding notes may declare all or any portion of the outstanding principal amount of the notes to be due and payable immediately, and upon any such declaration, such principal amount of notes will become due and payable. Notwithstanding the foregoing, if an event of default specified in clause (5) or (6) under "Description of Debt Securities—Events of Default" in the accompanying prospectus with respect to the notes occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on, all debt securities outstanding under the indenture (including the notes) will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

Concerning the Trustee

        Wells Fargo Bank, National Association is the trustee under the indenture and has been appointed by us as registrar and paying agent with regard to the notes.

Book-Entry System

        The Depository Trust Company, or "DTC," which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the notes. The notes will be issued as fully registered securities registered in the name of Cede & Co., the depositary's nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes so long as the notes are represented by global security certificates.

        Investors may elect to hold interests in the global notes through either DTC in the U.S. or Clearstream Banking, société anonyme ("Clearstream") or Euroclear Bank S. A. /N. V., as operator of the Euroclear System ("Euroclear"), in Europe if they are participants of such systems, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC.

        DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning o the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it and facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Clearstream advises that it is incorporated under the laws of Luxembourge as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

        Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

        Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions.

        We will issue the notes in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated notes upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such notes. If we determine at any time that the notes shall no longer be represented by global security certificates, we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw their beneficial interests from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global note, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for security certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

        As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all notes represented by these certificates for all purposes under the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

  •
  will not be entitled to have the notes represented by these global security certificates registered in their names, and

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  will not be considered to be owners or holders of the global security certificates or any notes represented by these certificates for any purpose under the notes or the indenture.

        All payments on the notes represented by global security certificates and all transfers and deliveries of related notes will be made to the depositary or its nominee, as the case may be, as the holder of such securities.

        Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to these beneficial ownership interests.

        Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

        The information in this section concerning the depositary, its book-entry system, Clearstream and Euroclear has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

        Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available finds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.

        Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).

        Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain U.S. federal income tax considerations, and, in the case of a non-U.S. holder (as defined below), certain U.S. federal estate tax considerations that may be relevant to the acquisition, ownership and disposition of the notes by an initial beneficial owner of the notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations promulgated thereunder, judicial authority and administrative interpretations, as of the date hereof, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax consequences of acquiring, holding or disposing of the notes.

        In this discussion, we do not purport to address all tax considerations that may be important to a particular holder in light of the holder's circumstances, or to certain categories of investors that may be subject to special rules, such as financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers or traders in securities or currencies, persons whose functional currency is not the U.S. dollar, U.S. expatriates, or persons who hold the notes as part of a hedge, synthetic security, conversion transaction, straddle or other risk reduction transaction. This discussion is limited to initial holders who purchase the notes for cash at their issue price (the first price at which a substantial amount of the notes is sold for money to the public, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as capital assets (within the meaning of section 1221 of the Code).

        If a partnership holds notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership acquiring the notes, you should consult your own tax advisor about the U.S. federal income tax consequences of such partnership acquiring, holding and disposing of the notes. This discussion also does not address the tax considerations arising under the laws of any foreign, state, local or other jurisdiction.

        The following discussion is for informational purposes only and is not a substitute for careful tax planning and advice. Investors considering the purchase of notes should consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the applicability and effect of state, local or foreign tax laws and tax treaties.

Consequences to U.S. Holders

        You are a "U.S. holder" for purposes of this discussion if you are a beneficial owner of a note and you are for U.S. federal income tax purposes:

  •
  an individual who is a U.S. citizen or U.S. resident alien;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Interest on the Notes

        If you are a U.S. holder, you will generally be required to recognize as ordinary income any interest paid or accrued on the notes, in accordance with your regular method of accounting for federal income tax purposes.

Additional Payments on the Notes

        In certain circumstances, the notes provide for the payment of amounts in excess of the stated interest and principal, which could cause the notes to be subject to Treasury regulations governing contingent payment debt instruments. The possibility of such excess amounts being paid will not cause the notes to be treated as contingent payment debt instruments subject to such regulations if there is only a "remote" chance that these contingencies will occur. We intend to take the position that the possibility that any such contingencies will occur is remote. Our determination that these contingencies are remote is binding on you unless you disclose your contrary position to the IRS in the manner that is required by applicable Treasury regulations. Our determination is not, however, binding on the IRS. It is possible that the IRS might take a different position from that described above, in which case the timing, character and amount of taxable income in respect to the notes may be different from that described herein. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Disposition of the Notes

        You will generally recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a note. This gain or loss will equal the difference between your adjusted tax basis in the note and the amount realized on the disposition, excluding any proceeds attributable to accrued interest which will be recognized as ordinary interest income to the extent you have not previously included the accrued interest in income. The amount realized will generally include the amount of any cash, the issue price of any notes and the fair market value of any other property received for the note. Your adjusted tax basis in the note will generally equal the amount you paid for the note less any principal payments received. The gain or loss will be long-term capital gain or loss if you held the note for more than one year. Long-term capital gains of individuals, estates and trusts generally are taxed a maximum rate of 15% (this rate is scheduled to increase to 20% beginning January 1, 2011). The deductibility of capital losses may be subject to limitation.

Information Reporting and Backup Withholding

        Information reporting will apply to payments of interest and principal on, or the proceeds of the sale or other disposition (including a redemption or a retirement) of, notes held by you, and backup withholding (currently at a rate of 28%) may apply unless you provide the appropriate person with a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax, and any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

Consequences to Non-U.S. Holders

        You are a non-U.S. holder for purposes of this discussion if you are a beneficial owner of notes and you are not a U.S. holder.

Interest on the Notes

        If you are a non-U.S. holder, payments of interest on the notes generally will be exempt from withholding of U.S. federal income tax under the "portfolio interest" exemption if you properly certify as to your foreign status as described below, and:

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  you do not own, actually or constructively, 10% or more of our voting stock;

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  you are not a "controlled foreign corporation" that is related to us within the meaning of the Code; and

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  interest on the notes is not effectively connected with your conduct of a U.S. trade or business.

        The portfolio interest exemption and several of the special rules for non-U.S. holders described below generally apply only if you appropriately certify as to your foreign status. You can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us, or our paying agent. If you hold the notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

        If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% U.S. federal withholding tax, unless you provide us with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of a tax treaty, or the payments of interest are effectively connected with your conduct of a trade or business in the United States and you meet the certification requirements described below. See "Income or Gain Effectively Connected With a U.S. Trade or Business."

Disposition of Notes

        You generally will not be subject to U.S. federal income tax on any gain realized on the sale, redemption, exchange, retirement or other taxable disposition of a note unless:

  •
  the gain is effectively connected with the conduct by you of a U.S. trade or business (and in the case of an applicable tax treaty, attributable to your permanent establishment in the United States), in which case you will be taxed as discussed below in "Income or Gain Effectively Connected with a U.S. Trade or Business;" or

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  you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met, in which case, you will be subject to a flat 30% U.S. federal income tax on any gain recognized (except as otherwise provided by an applicable income tax treaty), which may be offset by certain U.S. source losses.

Income or Gain Effectively Connected With a U.S. Trade or Business

        The preceding discussion of the tax consequences of the acquisition, ownership and disposition of notes by you generally assumes that you are not engaged in a U.S. trade or business. If any interest on the notes or gain from the sale, exchange or other taxable disposition of the notes is effectively connected with a U.S. trade or business conducted by you, (and in the case of an applicable treaty, attributable to your permanent establishment in the United States) then the income or gain will be subject to U.S. federal income tax at regular graduated income tax rates, but will not be subject to withholding tax if certain certification requirements are satisfied. You can generally meet the certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to us, or our paying agent. If you are eligible for the benefits of a tax treaty between the United States and your country of residence, any "effectively connected" income or gain will generally be subject to U.S. federal income tax only if it is also attributable to a permanent establishment maintained by you in the United States. If you are a corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business (and in the case of an applicable tax treaty, attributable to your permanent establishment in the United States) also may be subject to a "branch profits tax" at a 30% rate, although an applicable tax treaty may provide for a lower rate.

U.S. Federal Estate Tax

        If you are an individual and are not a resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of your death and qualify for the portfolio interest exemption under the rules described above, the notes will not be included in your estate for U.S. federal estate tax purposes.

Information Reporting and Backup Withholding

        Payments to you of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you.

        U.S. backup withholding tax generally will not apply to payments of interest and principal on a note to you if the statement described in "Consequences to Non-U.S. Holders—Interest on the Notes" is duly provided by you or you otherwise establish an exemption, provided that we do not have actual knowledge or reason to know that you are a United States person.

        Payment of the proceeds of a disposition (including a redemption or retirement) of a note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are a non-U.S. holder and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the disposition of a note effected outside the United States by such a broker if it:

  •
  is a United States person;

  •
  derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

  •
  is a controlled foreign corporation for U.S. federal income tax purposes; or

  •
  is a foreign partnership that, at any time during its taxable year, has more than 50% of its income or capital interests owned by United States persons or is engaged in the conduct of a U.S. trade or business.

        Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability and any excess may be refundable if the proper information is timely provided to the IRS.

UNDERWRITING

        We are offering the notes described in this prospectus through the underwriters named below. J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC are acting as representatives of the underwriters and joint book-running managers for this offering. We have entered into an underwriting agreement with the representatives. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase the principal amount of notes listed next to its name in the following table.

Underwriters	Principal Amount of 2018 Notes	Principal Amount of 2038 Notes
J.P. Morgan Securities Inc.	$105,000,000	$70,000,000
Morgan Stanley & Co. Incorporated	105,000,000	70,000,000
UBS Securities LLC	105,000,000	70,000,000
DnB NOR Markets, Inc.	31,500,000	21,000,000
Greenwich Capital Markets, Inc.	31,500,000	21,000,000
Mitsubishi UFJ Securities International plc	31,500,000	21,000,000
BBVA Securities Inc.	10,125,000	6,750,000
Citigroup Global Markets Inc.	10,125,000	6,750,000
Standard Chartered Bank	10,125,000	6,750,000
UniCredit Capital Markets, Inc.	10,125,000	6,750,000

Total	$450,000,000	$300,000,000

        The underwriting agreement provides that the underwriters must take and pay for all of the notes being offered, if any are taken. The underwriting agreement provides that the underwriters' obligation to purchase the notes depends on the satisfaction of the conditions contained in the underwriting agreement. In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

Commissions and Expenses

        The underwriters propose to offer the notes initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of 0.400% of the principal amount of the 2018 notes and 0.500% of the principal amount of the 2038 notes. The underwriters and selling group members may allow a discount of 0.250% of the principal amount per 2018 note and 0.250% of the principal amount per 2038 note on sales to other broker-dealers. After the initial offering of the notes to the public, the public offering price and such commissions and concessions may be changed by the underwriters. If all the notes are not sold at the public offering price, the underwriters may change the offering price and the other selling terms.

        The following table shows the per note and total underwriting discounts and commissions we will pay to the underwriters.

Paid by Cameron International Corporation
Per 2018 note	0.650%
Per 2038 note	0.875%
Total	$5,550,000

        We estimate that the total out-of-pocket expenses of this offering payable by us, excluding underwriting discounts and commissions, will be approximately $1,100,000.

New Issue of Notes

        Each series of notes is a new issue of securities with no established trading market. We have been advised by the underwriters that they presently intend to make a market in the notes, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

Indemnification

        We have agreed to indemnify the underwriters against certain liabilities including liabilities under the Securities Act.

Price Stabilization, Short Positions

        In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our notes, including:

  •
  stabilizing transactions;

  •
  short sales;

  •
  purchases to cover positions created by short sales;

  •
  imposition of penalty bids; and

  •
  syndicate covering transactions.

        Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress. These transactions may also include making short sales of the notes, which involve the sale by the underwriters of a greater number of notes than they are required to purchase in this offering and purchasing notes on the open market to cover positions created by short sales.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        As a result of these activities, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Selling Restrictions

  European Economic Area

        In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Member State it has not made and will not make an offer of notes to the public in that Member State, except that it may, with effect from and including such date, make an offer of notes to the public in that Member State:

          (a)   at any time to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b)   at any time to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

          (c)   at any time to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

          (d)   at any time in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of the above, the expression an "offer of notes to the public" in relating to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in the Member State.

  United Kingdom

        Each underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "Act")) in connection with the issue or sale of the notes in circumstances in which Section 21(1) of such Act does not apply to us and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Relationships

        From time to time the underwriters engage in transactions with us in the ordinary course of business. The underwriters have performed investment banking and commercial banking services for us and have received customary fees for these services.

        Mitsubishi UFJ Securities International plc is not a U.S. registered broker-dealer and, therefore, to the extent it intends to effect any sales of the notes in the United States, it will do so through one or more U.S. registered broker-dealers as permitted by Financial Industry Regulatory Authority regulations.

        Standard Chartered Bank is not a U.S. registered broker-dealer and, therefore, does not intend to effect any sales of the notes in the United States.

LEGAL MATTERS

        Vinson & Elkins L.L.P., Dallas, Texas, will pass on the validity of the notes. Certain legal matters with respect to the notes will be passed upon for the underwriters by Baker Botts L.L.P., Houston, Texas. Baker Botts L.L.P. has provided legal services to us from time to time on matters unrelated to this offering.

EXPERTS

        The consolidated financial statements of Cameron International Corporation incorporated by reference in the Annual Report (Form 10-K) of Cameron International Corporation for the year ended December 31, 2007 (including the schedule included therein), and the effectiveness of internal control over financial reporting of Cameron International Corporation as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included or incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which you can access the information that we have filed electronically with the SEC. General information about us, including our SEC filings, are available free of charge through our website at www.c-a-m.com. Information on our website is not incorporated by reference into this prospectus or our other securities filings and is not a part of this prospectus.

        This prospectus supplement and the accompanying prospectus are part of a registration statement we have filed with the SEC relating to the notes. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the notes. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room or through its Internet site.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we sell all of the securities covered by this registration statement:

            (i)  Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

           (ii)  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008; and

          (iii)  Current Reports on Form 8-K filed on January 7, 2008, January 8, 2008, January 28, 2008, February 27, 2008, March 17, 2008, April 16, 2008, May 2, 2008, May 16, 2008 (except for Item 7.01) and June 20, 2008.

        You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Cameron International Corporation
1333 West Loop South, Suite 1700
Houston, Texas 77027
Attention: Corporate Secretary
(713) 513-3300

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains or incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and the Exchange Act. Forward-looking statements give our current expectations or forecasts of future events. They include statements regarding our future market strength, order levels, revenues and earnings, cash generated from operations, capital expenditures and the use of existing cash balances and future anticipated cash flows. Our actual results may differ materially from those described in any forward-looking statements. Any such statements are based on current expectations of our performance and are subject to a variety of factors, some of which are not under our control, which can affect our results of operations, liquidity or financial condition. Such factors are described under "Risk Factors" in this prospectus supplement and in the information incorporated by reference in this prospectus supplement and may include:

  •
  overall demand for, and pricing of, our products;

  •
  the size and timing of orders;

  •
  our ability to successfully execute large subsea and drilling projects we have been awarded;

  •
  our ability to convert backlog into revenues on a timely and profitable basis;

  •
  the impact of acquisitions we have made or may make;

  •
  changes in the price of (and demand for) oil and gas in both domestic and international markets;

  •
  raw material costs and availability;

  •
  political and social issues affecting the countries in which we do business;

  •
  fluctuations in currency markets worldwide; and

  •
  variations in global economic activity.

In particular, current and projected oil and gas prices historically have generally directly affected customers' spending levels and their related purchases of our products and services. Additionally, changes in oil and gas price expectations may impact our financial results due to changes in cost structure, staffing and spending levels.

        You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus supplement, or, in the case of documents incorporated by reference, the date of those documents. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events, unless the securities laws require us to do so.

        We urge you to carefully review and consider the disclosures made in this prospectus supplement, the accompanying prospectus and our reports filed with the SEC and incorporated by reference herein that attempt to advise interested parties of the risks and factors that may affect our business.

PROSPECTUS

Cameron International Corporation

Debt Securities

        We may from time to time offer and sell debt securities in one or several series. We may offer and sell the debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        Each time debt securities are sold, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering and the terms of the debt securities being offered. The supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our debt securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 23, 2008

        You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the date on the front of the document or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Except as otherwise specified, "Cameron," the "Company," "we," "our," "ours" and "us" refer to Cameron International Corporation and its subsidiaries.

(i)

THE COMPANY

        Cameron designs, manufactures, markets and services equipment used by the oil and gas industry and industrial manufacturing companies. We are a leading international manufacturer of oil and gas pressure control and separation equipment, including valves, wellheads, controls, chokes, blowout preventers and assembled systems for oil and gas drilling, production and transmission used in onshore, offshore and subsea applications and provide oil and gas separation, metering and flow measurement equipment. We also are a manufacturer of centrifugal air compressors, integral and separable gas compressors and turbochargers. We operate internationally and have manufacturing plants and service centers in numerous locations worldwide.

        Our common stock is traded on the New York Stock Exchange under the symbol "CAM." Our principal executive offices are located at 1333 West Loop South, Houston, Texas 77027. Our telephone number at that location is (713) 513-3300.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, we may offer and sell the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we use this prospectus to offer the debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which you can access the information that we have filed electronically with the SEC. General information about us, including our SEC filings, are available free of charge through our website at www.c-a-m.com. Information on our website is not incorporated by reference into this prospectus or our other securities filings and is not a part of this prospectus.

        This prospectus is part of a registration statement we have filed with the SEC relating to the debt securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the debt securities. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room or through its Internet site.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we sell all of the securities covered by this registration statement:

            (i)  Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

           (ii)  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008; and

          (iii)  Current Reports on Form 8-K filed on January 7, 2008, January 8, 2008, January 28, 2008, February 27, 2008, March 17, 2008, April 16, 2008, May 2, 2008, May 16, 2008 (except for Item 7.01) and June 20, 2008.

        You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Cameron International Corporation
1333 West Loop South, Suite 1700
Houston, Texas 77027
Attention: Corporate Secretary
(713) 513-3300

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and the Exchange Act. Forward-looking statements give our current expectations or forecasts of future events. They include statements regarding our future market strength, order levels, revenues and earnings, cash generated from operations, capital expenditures and the use of existing cash balances and future anticipated cash flows. Our actual results may differ materially from those described in any forward-looking statements. Any such statements are based on current expectations of our performance and are subject to a variety of factors, some of which are not under our control, which can affect our results of operations, liquidity or financial condition. Such factors are described under "Risk Factors" in the accompanying prospectus supplement and in the information incorporated by reference in this prospectus and may include:

  •
  overall demand for, and pricing of, our products;

  •
  the size and timing of orders;

  •
  our ability to successfully execute large subsea and drilling projects we have been awarded;

  •
  our ability to convert backlog into revenues on a timely and profitable basis;

  •
  the impact of acquisitions we have made or may make;

  •
  changes in the price of (and demand for) oil and gas in both domestic and international markets;

  •
  raw material costs and availability;

  •
  political and social issues affecting the countries in which we do business;

  •
  fluctuations in currency markets worldwide; and

  •
  variations in global economic activity.

In particular, current and projected oil and gas prices historically have generally directly affected customers' spending levels and their related purchases of our products and services. Additionally, changes in oil and gas price expectations may impact our financial results due to changes in cost structure, staffing and spending levels.

        You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, or, in the case of documents incorporated by reference, the date of those documents. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, unless the securities laws require us to do so.

        We urge you to carefully review and consider the disclosures made in this prospectus and our reports filed with the SEC and incorporated by reference herein that attempt to advise interested parties of the risks and factors that may affect our business.

RATIOS OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for each of the periods set forth below has been computed on a consolidated basis and should be read in conjunction with our consolidated financial statements, including the accompanying notes thereto, incorporated by reference in this prospectus.

		Year Ended December 31,
	Three Months Ended March 31, 2008
		2007	2006	2005	2004	2003
Ratio of earnings to fixed charges	26.1	22.1	18.2	15.6	6.5	6.8

        For purposes of calculating the ratios of earnings to fixed charges, "earnings" represent income (including only distributed income of less than 50% owned entities) before income taxes and fixed charges. "Fixed charges" represent the sum of interest charges and the portion of rental expenses representative of an interest factor.

USE OF PROCEEDS

        Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the offered debt securities for general corporate purposes. These purposes may include acquisitions, repurchases and conversions of our common stock and convertible debt securities, additional working capital needs, capital expenditures and repayment and refinancing of other indebtedness. We may initially invest those funds in marketable securities or use them to repay short-term indebtedness until they are used for their stated purpose.

DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the debt securities that may be issued from time to time by us under this prospectus. The particular terms relating to each debt security will be set forth in a prospectus supplement.

        The following description is only a summary of the material provisions of the indenture for the debt securities and is qualified by reference to the indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the debt securities.

        The definitions of capitalized terms used in this section without definition are set forth below under "—Definitions." In the description of the debt securities that follows, "Cameron," "we," "us" and "our" refer only to Cameron International Corporation and not to any of its subsidiaries.

General

        We may issue from time to time one or more series of debt securities under an indenture between us and Wells Fargo Bank, National Association, as trustee. The indenture will not limit the amount of debt securities that we may issue.

        The debt securities will be our direct, unsecured obligations, and may be issued either separately or together with, or upon the conversion of, or in exchange for, other securities.

        The indenture provides for the issuance of debt securities in one or more series. A prospectus supplement relating to a series of debt securities will include specific terms relating to that offering. These terms will include some or all of the following:

  •
  the title of the debt securities;

  •
  any limit on the total principal amount of the debt securities;

  •
  the price or prices at which we will sell the debt securities;

  •
  the maturity date or dates of the debt securities;

  •
  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest and the date from which such interest will accrue;

  •
  the dates on which interest will be payable and the related record dates;

  •
  whether any index, formula or other method will be used to determine payments of principal or interest and the manner of determining the amount of such payments;

  •
  the place or places of payments on the debt securities;

  •
  whether the debt securities are redeemable;

  •
  any redemption dates, prices, obligations and restrictions on the debt securities;

  •
  any mandatory or optional sinking fund or purchase fund or analogous provisions;

  •
  the denominations in which the debt securities will be issued, if other than $1,000 or multiples of $1,000;

  •
  the currency in which principal and interest will be paid, if other than U.S. dollars;

  •
  any provisions granting special rights upon the occurrence of specified events;

  •
  any deletions from, changes in or additions to the events of default or the covenants specified in the indenture;

  •
  any trustees, authenticating or paying agents, transfer agents, registrars or other agents for the debt securities if other than the trustee;

  •
  any conversion or exchange features of the debt securities;

  •
  whether we will issue the debt securities as original issue discount securities for federal income tax purposes;

  •
  any special tax implications of the debt securities;

  •
  the terms of payment upon acceleration; and

  •
  any other material terms of the debt securities.

        We may sell debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that, at the time of issuance, is different than market rates. When we refer to the principal and interest on debt securities, we also mean the payment of any additional amounts that we are required to pay under the indenture or the debt securities, including amounts for certain taxes, assessments or other governmental charges imposed on holders of debt securities.

Denomination, Form, Payment and Transfer

        In general, we will denominate and make payments on debt securities in U.S. dollars. If we issue debt securities denominated, or with payments, in a foreign or composite currency, a prospectus supplement will specify the currency or composite currency.

        We may from time to time issue debt securities as registered securities. This means that holders will be entitled to receive certificates representing the debt securities registered in their name. You can transfer or exchange debt securities in registered form upon reimbursement of any taxes or government charges. This transfer or exchange can be made at the trustee's corporate trust office or at any other office maintained by us for such purposes. We may charge a reasonable fee in connection with certain transfers and exchanges. If the debt securities are in registered form, we can pay interest by check mailed to the person in whose name the debt securities are registered on the days specified in the indenture.

        As a general rule, however, we will issue debt securities in the form of one or more global certificates that will be deposited with The Depository Trust Company, New York, New York ("DTC"). DTC will act as depository for the global certificates. Beneficial interests in global certificates will be shown on, and transfer of beneficial interests will be effected only through, records maintained by DTC and its participants. Therefore, if you wish to own debt securities that are represented by one or more global certificates, you can do so only indirectly or "beneficially" through an account with a broker, bank or other financial institution that has an account with DTC (that is, a DTC participant) or through an account directly with DTC if you are a DTC participant.

        During the period of time the debt securities are represented by one or more global certificates:

  •
  You will not be able to have the debt securities registered in your name.

  •
  You will not be able to receive a physical certificate for the debt securities.

  •
  DTC will credit interest and principal payments from us to the accounts of your broker, bank or other financial institution according to their beneficial ownership as reflected in DTC's records.

  •
  Our obligations, as well as the obligations of the trustee and any of our agents, under the debt securities will run only to DTC as the registered owner of the debt securities. For example, once we make payment to DTC, we will have no further responsibility for the payment even if DTC or your broker, bank or other financial institution fails to pass it on so that you receive it.

  •
  Your rights under the debt securities relating to payments, transfer, exchanges and other matters will be governed by applicable law and by the contractual arrangements between you and your broker, bank or other financial institution, and the contractual arrangements you have or your broker, bank or financial institution has with DTC. Neither we nor the trustee will have any responsibility for the actions of DTC or your broker, bank or financial institution.

  •
  You may not be able to sell your interests in the debt securities to some insurance companies and others who are required by law to own their debt securities in the form of physical certificates.

        We, the trustee and the paying agent have no responsibility or liability for the records relating to beneficial ownership interests in the global certificates or for the payments of principal and interest for the accounts of beneficial holders of interests in the global certificates. A global certificate generally can be transferred only as a whole, unless it is being transferred to certain nominees of DTC or it is exchanged in whole or in part for debt securities in physical form in accordance with the indenture. A series of debt securities represented by global certificates will be exchangeable for debt securities in registered form with the same terms in authorized denominations if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and we do not appoint a successor depositary within 90 days;

  •
  an event of default has occurred with respect to such series and is continuing and the security registrar for such series has received a request from DTC or the trustee to issue securities of such series in lieu of all or a portion of the global securities (in which case we will deliver securities of such series within 30 days of such request); or

  •
  we decide not to require all of the debt securities of a series to be represented by global certificates and notify the trustee of that decision.

Certain Covenants

        Under the indenture, there are no covenants restricting our ability to pay dividends, incur additional debt or issue additional securities or which require us to maintain any financial ratios or reserves. However, the indenture does contain other covenants for your protection, including those described below. The covenants summarized below will apply to the debt securities (unless waived or amended) as long as the debt securities are outstanding.

        Limitation on Liens.    The indenture provides that we will not, and will not permit any of our Subsidiaries to, incur, create, assume or suffer to exist any Lien on any Principal Property or on any securities or indebtedness of any Subsidiary that owns or leases any Principal Property (whether such Principal Property, securities or indebtedness are now existing or owned or subsequently created or acquired) to secure any Indebtedness, without effectively providing that the debt securities will be secured equally and ratably with or prior to such secured Indebtedness until such time as such Indebtedness is no longer secured by a Lien.

        The foregoing restriction does not require us to secure the debt securities if the Indebtedness secured by these Liens is exempted as described under "—Exempted Indebtedness" below and does not prohibit us from creating any of the following:

  •
  Liens existing on, or provided for under the terms of agreements existing on, the date that any debt securities are issued under the indenture;

  •
  certain Liens on property, shares of stock, indebtedness or other assets at the time of acquisition thereof and certain Liens on property, shares of stock, indebtedness or other assets of a Person existing at the time it becomes our Subsidiary that are not incurred in anticipation of such Person becoming a Subsidiary;

  •
  certain Liens that are created within one year after acquisition, completion and/or commencement of commercial operation on, any property acquired, constructed, altered or improved by us or any of our Subsidiaries;

  •
  Liens in favor of us or our Subsidiaries;

  •
  Liens on any current assets that secure current liabilities;

  •
  Liens in favor of the United States or any state, territory or possession thereof (or the District of Columbia), any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction to secure partial, progress, advance or other payments pursuant to any contract or statute;

  •
  Liens to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing, developing, repairing or improving the property subject to such Liens, including without limitation, Liens to secure Indebtedness of the pollution control or industrial revenue bond type;

  •
  Liens to secure Indebtedness issued or guaranteed by the United States, any state thereof, any foreign country or any department, agency or instrumentality of any such jurisdiction;

  •
  Permitted Liens; and

  •
  Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), in whole or in part, of any Lien referred to in the bullet points above; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such refinancing, refunding, extension, renewal or replacement (plus the aggregate amount of premiums, other payments, costs and expenses related to such refinancing, refunding, extension, renewal or replacement), and that such refinancing, refunding, extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so refinanced, refunded, extended, renewed or replaced (plus improvements on such property).

        Limitation on Sale-Leaseback Transactions.    The indenture provides that neither we nor any Subsidiary will enter into any Sale-Leaseback Transaction with respect to any Principal Property unless either:

  •
  we or our Subsidiary, as the case may be, would be permitted, pursuant to the provisions of the indenture, to incur Indebtedness secured by a Lien on the Principal Property involved in such transaction at least equal in amount to the Attributable Indebtedness with respect to that Sale-Leaseback Transaction without equally and ratably securing the debt securities pursuant to the covenant described above in "—Limitation on Liens"; or

  •
  within 12 months after the effective date of such transaction, we or our Subsidiary, as the case may be, apply an amount equal to not less than the Attributable Indebtedness with respect to such Sale-Leaseback Transaction either to:

  (1)
  the voluntary defeasance or the prepayment, repayment, redemption or retirement of our Indebtedness that ranks senior to or pari passu with the debt securities in right of payment of principal, premium and interest;

  (2)
  the acquisition, construction, development or improvement of any Principal Property used or useful in our businesses (including the businesses of our Subsidiaries); or

  (3)
  any combination of applications referred to in (1) or (2) above.

        Exempted Indebtedness.    Notwithstanding the foregoing limitations on Liens and Sale-Leaseback Transactions, we and our Subsidiaries may incur, issue, assume or guarantee Indebtedness secured by a Lien not otherwise permitted by the indenture without securing the debt securities, or may enter into Sale-Leaseback Transactions without complying with the preceding paragraph, or enter into a combination of such transactions, if the sum of the aggregate principal amount of all other such secured Indebtedness then outstanding and the Attributable Indebtedness of all Sale-Leaseback Transactions then in existence (to the extent not included in Indebtedness secured by Liens not otherwise permitted by the indenture and excluding any Sale-Leaseback Transaction the proceeds of which have been applied as described in the second bullet point under "—Limitation on Sale-Leaseback Transactions") does not at any time exceed 15% of our Consolidated Net Tangible Assets.

        Additional Covenants.    Under the indenture, we also:

  •
  will pay the principal of, interest and any premium on, the debt securities when due;

  •
  will maintain a place of payment;

  •
  will deliver a certificate to the trustee after the end of each fiscal year reviewing our compliance with our obligations under the indenture;

  •
  will preserve our corporate existence; and

  •
  will deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Definitions

        "Attributable Indebtedness" means with respect to a Sale-Leaseback Transaction, at the time of determination, the lesser of:

  •
  the present value of the total net amount of rent required to be paid under the lease involved in such Sale-Leaseback Transaction during the remaining term thereof (including any renewal term exercisable at the lessee's option or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the debt securities compounded semiannually; and

  •
  if the obligation with respect to the Sale-Leaseback Transaction constitutes an obligation that is required to be accounted for as a capital lease obligation in accordance with generally accepted accounting principles, the amount equal to the capitalized amount of such obligation determined in accordance with generally accepted accounting principles and included in the financial statements of the lessee.

        For purposes of the foregoing definition, rent will not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, utilities, water rates, operating charges, labor costs and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, the total net amount of rent shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the total net amount of rent determined assuming no such termination.

        "Consolidated Net Tangible Assets" is defined in the indenture to mean the aggregate amount of assets included in the most recent consolidated balance sheet of Cameron and its Subsidiaries less (i) current liabilities of Cameron and its Subsidiaries, and (ii) the net book amount of all intangible assets of Cameron and its Subsidiaries.

        "Indebtedness" is defined in the indenture to mean (i) long-term liabilities representing borrowed money or purchase money obligations as shown on the liability side of a balance sheet, other than liabilities evidenced by obligations under leases, (ii) indebtedness secured by any Lien existing on property owned subject to that Lien, whether or not the same indebtedness has been assumed and (iii) contingent obligations in respect of, or to purchase or otherwise acquire, any indebtedness of others described in the foregoing clauses (i) or (ii) above, including guarantees and endorsements, other than for purposes of collection in the ordinary course of business of any indebtedness.

        "Lien" is defined in the indenture to mean any mortgage, pledge, security interest, encumbrance, lien, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property or a security interest of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to us or any of our Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

        "Permitted Liens" are defined in the indenture to include:

  •
  any statutory or governmental Lien or a Lien arising by operation of law, or any mechanics', repairmen's, materialmen's, supplier's, carrier's, landlord's, warehousemen's or similar Lien incurred in the ordinary course of business which is not yet due or is being contested in good faith by appropriate proceedings and any undetermined Lien which is incidental to construction, development, improvement or repair;

  •
  the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, license, permit or by any provision of law, to purchase or to recapture or to designate a purchaser of, any property;

  •
  Liens for taxes and assessments which are for the current year, and are not at the time delinquent or are delinquent but the validity of which are being contested at the time by us or any of our Subsidiaries in good faith;

  •
  Liens on, or to secure the performance of, leases;

  •
  Liens upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

  •
  Liens upon property or assets acquired or sold by us or any of our Subsidiaries resulting from the exercise of any rights arising out of defaults on receivables;

  •
  Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

  •
  Liens upon or deposits of any assets to secure performance and Liens in favor of issuers of surety or performance bonds, letters of credit, banker's acceptances or guarantees pursuant to the request of and for the account of us or any of our Subsidiaries; and

  •
  Liens arising or imposed by reason of any attachment, judgment, decree or order of any regulatory, governmental or court authority or proceeding, so long as any proceeding initiated to review same shall not have been terminated or the period within which such proceeding may be initiated shall not have expired, or such attachment, judgment, decree or order shall otherwise be effectively stayed.

        "Person" is defined in the indenture to mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity of any kind.

        "Principal Property" is defined in the indenture to mean any real property, manufacturing plant, warehouse, office building or other physical facility, or any other like depreciable assets owned or leased by us or any Subsidiary, except for any such property which, in the opinion of our board of directors as set forth in a board resolution adopted in good faith, is not material to the total business conducted by us and our Subsidiaries taken as a whole; provided, that any such individual property shall be deemed to not be a Principal Property (without the need for any board resolution) if such property does not have a fair value in excess of 0.25% of the total assets included in the most recent consolidated balance sheet of us and our Subsidiaries prepared in accordance with generally accepted accounting principles consistently applied, provided further that the aggregate fair value of properties excluded pursuant to the preceding proviso shall not exceed $100,000,000.

        "Sale-Leaseback Transaction" means any arrangement with any Person providing for the leasing by us or any of our Subsidiaries of any Principal Property, which Principal Property has been or is to be sold or transferred by us or such Subsidiary to such Person, other than:

  •
  any such transaction involving a lease for a term (including renewals or extensions exercisable by us or any of our Subsidiaries) of not more than three years;

  •
  any such transaction between us and any of our Subsidiaries or between any of our Subsidiaries; or

  •
  any such transaction entered into at the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Principal Property.

        "Subsidiary" of a Person is defined in the indenture to mean (i) a corporation, a majority of whose Voting Stock is at the time, directly or indirectly, owned by that Person, by one or more subsidiaries of that Person or by that Person and one or more subsidiaries of that Person, (ii) a partnership in which that Person or a subsidiary of that Person is, at the date of determination, a general or limited partner of that partnership, but only if that Person or its subsidiary is entitled to receive more than 50% of the assets of that partnership upon its dissolution or more than 50% of the net income of that partnership, or (iii) any other Person, other than a corporation or partnership, in which that Person, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors (or persons performing similar functions) of such Person and control the policies of that Person.

        "Voting Stock" means, with respect to any Person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

Merger, Consolidation and Sale of Assets

        The indenture will provide that we may not convert, consolidate, amalgamate, merge or enter into a scheme of arrangement with or into any other person or sell, convey, transfer or lease all or substantially all of our properties and assets to another person, unless:

  •
  either: (a) Cameron is the surviving corporation; or (b) the person or entity formed by or surviving any such conversion, consolidation, amalgamation, merger or scheme of arrangement (if other than Cameron) or the person or entity to which such sale, conveyance, transfer or lease has been made (i) assumes all the obligations of Cameron under the debt securities and the indenture pursuant to agreements reasonably satisfactory to the trustee and (ii) is organized under the laws of a country that is a member of the Organisation for Economic Co-operation and Development including the United States or any state thereof (including the District of Columbia); provided that, unless such person or entity is a corporation, a corporate co-issuer of the securities will be added to the applicable indenture by agreements reasonably satisfactory to the trustee;

  •
  we or the successor will not immediately be in default under the indenture; and

  •
  we deliver an officer's certificate and opinion of counsel to the trustee stating that such conversion, consolidation, amalgamation, merger, scheme of arrangement or sale, conveyance, transfer or lease, and any related supplemental indenture, complies with the indenture and that all conditions precedent set forth in the indenture have been complied with.

        Upon the assumption of all our obligations by a successor, we will be discharged from all obligations under the indenture.

Redemption, Sinking Fund and Defeasance

        If a series of debt securities may be redeemed or is subject to a sinking fund, the prospectus supplement will describe those terms.

        The indenture permits us to discharge or defease certain of our obligations for any series of debt securities at any time. We may defease a series of debt securities by depositing with the trustee cash or government securities sufficient to pay all sums due on that series. Under certain circumstances, if we defease a series of debt securities, our legal obligation to pay principal, interest and any premium on that series will be discharged. We can defease one series of debt securities without defeasing any other series.

        Under U.S. federal income tax law, a discharge of our obligation to pay principal, interest and any premium on the debt securities would be treated as an exchange of the debt securities for a new security representing an interest in the trust. Each holder would be required to recognize a gain or loss equal to any difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the trust. Holders would not be required to recognize a gain or loss under U.S. federal income tax law in the event of a defeasance of certain contractual obligations without a discharge of our legal obligation to pay principal, interest and any premium on the debt securities. Prospective investors are urged to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than U.S. federal income tax law.

Changes to the Indenture

        Holders who own more than 50% in principal amount of the debt securities of a series can agree with us to change the provisions of the indenture or supplemental indenture relating to that series. However, no change can affect the payment terms or the percentage required to change other terms without the consent of all holders of debt securities of the affected series.

        We may enter into supplemental indentures for other specified purposes and to make changes that would not materially adversely affect your interests, including the creation of any new series of debt securities, without the consent of any holder of debt securities.

Events of Default

        "Event of Default," when used in the indenture, with respect to debt securities of any series, will mean any of the following:

          (1)   failure to pay any interest on any debt security of that series when due, which failure continues for 30 days;

          (2)   failure to pay the principal or any premium on any debt security of that series when due;

          (3)   failure to deposit any mandatory sinking fund payment on any debt security of that series when due, which failure continues for 30 days;

          (4)   failure to perform any covenant or a breach of any warranty in the indenture (other than a failure to file reports and documents as described below), which failure or breach continues for 90 days after written notice from the trustee or the holders of at least 25% in principal amount of debt securities of all series having the benefit of such covenant or warranty;

          (5)   Cameron, pursuant to or within the meaning of any bankruptcy, insolvency, reorganization or other similar law, (i) commences a voluntary case, (ii) consents to the entry of any order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian or similar official of it or for any substantial part of its property, or (iv) makes an assignment for the benefit of its creditors, or Cameron admits its inability to pay its debts generally as they come due or takes any corporate action in furtherance of any of the actions referred to above in this clause (5);

          (6)   a court of competent jurisdiction enters an order or decree under any bankruptcy, insolvency, reorganization or other similar law that (i) is for relief against Cameron in an involuntary case, (ii) appoints a custodian or similar official of Cameron or for any substantial part of its property, or (iii) orders the winding up or liquidation of Cameron; and the order or decree remains unstayed and in effect for 60 consecutive days; or

          (7)   any other event of default as may be specified in the supplemental indenture with respect to debt securities of that series.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

        If an event of default for any series of debt securities issued under the indenture occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

        Notwithstanding the foregoing to the extent that we so elect, the sole remedy for an Event of Default relating to our failure to timely file reports and documents under the Exchange Act will, for the first 120 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest ("Special Interest") on the notes at an annual rate equal to 0.50% of the principal amount of the notes. Such Special Interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date following the date on which such Special Interest began to accrue on the notes. Special Interest will accrue on all outstanding notes from and including the date on which an Event of Default relating to a failure to timely file a report or document first occurs to but not including the 120th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 120th day (or earlier, if the Event of Default relating to the failure to timely file a report or document is cured or waived prior to such 120th day), such Special Interest will cease to accrue and, if the Event of Default relating to the failure to timely file a report or document shall not have been cured or waived prior to such 120th day, the notes will be subject to acceleration as provided in the preceding paragraph. The provisions of this paragraph will not affect the rights of holders in the event of the occurrence of any other Event of Default.

        If we elect to pay Special Interest in connection with an Event of Default relating to our failure to timely file a report or document, (1) we will notify all holders of notes and the trustee and paying agent of our election in writing on or before the close of business on the date on which such Event of Default first occurs, and (2) all references herein to interest accrued or payable as of any date will include any Special Interest accrued or payable as of such date as provided in the preceding paragraph. Upon our failure to timely give such notice, the notes will be subject to acceleration as provided above.

Reports

        The indenture will provide that so long as any debt securities are outstanding, if we are subject to the periodic reporting requirements of the Exchange Act, we will file with the Commission and furnish to the Trustee (unless such reports are available on the Commission's Electronic Data Gathering,

Analysis and Retrieval (EDGAR) system or any successor thereto), within the time periods specified in the Commission's rules and regulations:

          (1)   all quarterly and annual reports on Forms 10-Q and 10-K required to be filed by companies that are subject to the periodic reporting requirements of the Exchange Act; and

          (2)   all current reports on Form 8-K required to be filed by companies that are subject to the periodic reporting requirements of the Exchange Act.

Each annual report on Form 10-K will include a report on our consolidated financial statements by our certified independent accountants. In addition, we will post a copy of each of the reports referred to in clauses (1) and (2) above on our website for public availability as soon as reasonably practicable after such reports are filed with the Commission.

        If, at any time, we are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the indenture will require that we will nevertheless continue to prepare the financial statements and a "Management's Discussion and Analysis of Financial Condition and Results of Operations" substantially similar to that which would have been required to be included in each of the reports specified in clause (1) of the preceding paragraph of this covenant had we been subject to such Exchange Act reporting requirements (with all such financial statements prepared in accordance with Regulation S-X promulgated by the Commission and all such annual financial statements including a report thereon from our certified independent accountants) and post copies thereof to our website for public availability within the time periods that would have been applicable to filing such reports with the Commission in the rules and regulations applicable to such reports if we had been required to file those reports with the Commission; provided, however, that if we are no longer subject to the periodic reporting requirements of the Exchange Act, we will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein).

        Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights, security or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnity satisfactory to the trustee. If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

PLAN OF DISTRIBUTION

        We may sell the debt securities through underwriters, dealers or agents, or directly to purchasers. The underwriters may also sell the debt securities directly to other purchasers or through other dealers, who may receive compensation from the underwriters in the form of discounts, concessions or commissions.

        If underwriters are used in the sale, the debt securities will be sold to the underwriters for their own account. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions. Any initial public offering price and any discounts or concessions allowed or repaid to dealers may be changed from time to time.

        We also may designate dealers, acting as our agents, to offer and sell debt securities upon certain terms and conditions. We may also sell debt securities directly to purchasers, without the use of underwriters, dealers or agents.

        Underwriters, dealers and agents that participate in the distribution of the debt securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered debt securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation from us in a supplement to this prospectus.

        We do not expect that the debt securities will be listed on a national securities exchange or that, if listed, the listing will continue until the maturity of the debt securities. Also, certain broker-dealers may make a market in the debt securities, but they will not be obligated to do so and may discontinue any market making at any time and without any notice to you. Further, we cannot assure you that any broker-dealer will make a market in the debt securities or that any trading market for the debt securities will develop, be maintained or be liquid. If we know that the debt securities will be listed on an exchange or that a broker-dealer will make a market in the debt securities, we will include that information in the applicable prospectus supplement.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. We also may have agreements to contribute to payments that the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

LEGAL MATTERS

        The validity of the debt securities in respect of which this prospectus is being delivered will be passed on for us by Vinson & Elkins L.L.P., Dallas, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

        The consolidated financial statements of Cameron International Corporation incorporated by reference in the Annual Report (Form 10-K) of Cameron International Corporation for the year ended December 31, 2007 (including the schedule included therein), and the effectiveness of internal control over financial reporting of Cameron International Corporation as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included or incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Cameron International Corporation

$450,000,000    6.375% Senior Notes due 2018

$300,000,000      7.00% Senior Notes due 2038

JPMorgan

Morgan Stanley

UBS Investment Bank